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                                                                   EXHIBIT 10.15


                                 AMENDMENT NO. 1
                                    TO LEASE

      THIS AMENDMENT NO. 1 is made and entered into this 9th day of September, 1999, by and between WESTPORT JOINT VENTURE, a California joint venture, as LANDLORD, and COSINE COMMUNICATIONS, INC., A CALIFORNIA CORPORATION, as TENANT.

                                    RECITALS

      A. WHEREAS, by Lease Agreement dated May 26, 1998 Landlord leased to Tenant all of that certain 48,384+ square foot building located at 1200 Bridge Parkway, Redwood City, California, the details of which are more particularly set forth in said May 26, 1998 Lease Agreement, and

      B. WHEREAS, said Lease was amended by the Commencement Letter dated August 17, 1998 which confirmed the August 1, 1998 Lease Commencement Date and the July 31, 2010 Lease Termination Date, and,

      C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for one year and five months, changing the Termination Date from July 31, 2010 to December 31, 2011, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iii) increasing the Security Deposit required under the Lease, (iv) amending Lease Paragraph 12 ("Taxes"), and (v) adding paragraphs ("Co-Terminous") and ("Cross Default") to said Lease Agreement as hereinafter set forth.

                                    AGREEMENT

      NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

      1. TERM OF LEASE: It is agreed between the parties that the Term of said Lease Agreement shall be extended for an additional one (1) year five (5) month period, and the Lease Termination Date shall be changed from July 31, 2010 to December 31, 2011.

      2. BASIC RENTAL FOR EXTENDED TERM OF LEASE: The monthly Basic Rental for the Extended Term of Lease shall be as follows:

      On August 1, 2010, the sum of TWO HUNDRED FIVE THOUSAND SIX HUNDRED THIRTY TWO AND NO/100 DOLLARS ($205,632.00) shall be due, and a like sum due on the first day of each month thereafter through and including July 1, 2011.

      On August 1, 2011, the sum of TWO HUNDRED TEN THOUSAND FOUR HUNDRED SEVENTY AND 40/100 DOLLARS ($210,470.40) shall be due, and a like sum due on the first day of each month thereafter through and including December 1, 2011.

      The Aggregate Basic Rent for the Lease shall be increased by $3,519,936.00 or from $23,754,124.80 to $27,274,060.80.

      3. SECURITY DEPOSIT: Tenant's Security Deposit shall be increased by $19,353.60, or from $401,587.20 to $420,940.80, payable upon Tenant's execution of this Amendment No. 1.

      4. TAXES: Lease paragraph 12 ("Taxes") shall be amended to include the following language:

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               "The term "Real Estate Taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired".

     5. LEASE TERMS CO-TERMINOUS: It is acknowledged that (i) concurrently with the execution of this Amendment No. 1, Landlord and Tenant are also executing a lease agreement dated September 20, 1999 (hereinafter referred to as the "New Premises Lease") affecting property located at 3200 Bridge Parkway, Redwood City, California and (ii) it is the intention of the parties that the term of this Lease be co-terminous with the term of the New Premises Lease such that the terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 22 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 24 "Destruction" or Paragraph 25 "Eminent Domain" shall not result in a termination of the New Premises Lease, unless Landlord elects, at its sole and absolute discretion, to terminate both of the leases.

     5. CROSS DEFAULT: As a material part of the consideration for the execution of the New Premises Lease by Landlord, it is agreed between Landlord and tenant that a default under this Lease, or a default under said New Premises Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said New Premises Lease or hereunder.

          EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said Lease Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. to Lease as of the day and year last written below.


LANDLORD:                                   TENANT:

WESTPORT JOINT VENTURE                      COSINE COMMUNICATIONS, INC.
A California joint venture                  a California corporation

JOHN ARRILLAGA SURVIVOR'S TRUST             By /s/ CURTIS DUDNICK
                                               --------------------------------
By /s/ JOHN ARRILLAGA                          Curtis Dudnick, CFO
  ----------------------------                 --------------------------------
                                               Print or Type Name/Title

Date: 9/28/99                                Date: 9-24-99
      ------------------------                     -----------------------------

PEERY PRIVATE INVESTMENT
COMPANY-WP, L.P.,
A California limited partnership


By /s/ RICHARD T. PEERY
  ----------------------------
  Richard T. Peery, Trustee of the
  Richard T. Peery Separate Property
  Trust dated 7/20/77, as its General
  Partner

  Date: 9/27/99
        ----------------------


(Signatures Continued on Following Page)


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PEERY PUBLIC INVESTMENT
COMPANY-WP, L.P.,
A California limited partnership


By: /s/ RICHARD T. PEERY
    -------------------------------------------
    Richard T. Peery, Trustee of the
    Richard T. Peery Separate Property
    Trust dated 7/20/77, as its General Partner

Date: 9/27/99
      -------